Exhibit 99.1

Compass Reports 80% Revenue Growth in First Quarter

as a Public Company

Strong Operational and Platform Results Yield Market Share Gains

1Q21 Financial Highlights:

•	Revenue of $1.1 billion, up 80% year-over-year

•

GAAP Net Loss of $212 million includes a one-time non-cash charge of $149 million for stock-based compensation in connection with the Company’s IPO. Excluding this charge, Non-GAAP Net Loss was $64 million,[1] an improvement of $69 million year-over-year.

•	GAAP Net Loss margin of (19.1%), compared to (21.4%) in 1Q20

•	Adjusted EBITDA of $(31) million, compared to $(102) million in 1Q20

•	Adjusted EBITDA margin was (2.7%) of revenue in 1Q21, compared to (16.5%) in 1Q20, an improvement of 13.8 percentage points

1Q21 Operational Highlights:

•	Average Number of Principal Agents of 9,812, up 20% year-over-year

•	Total Transactions of 40,268, up 67% year-over-year, faster than the 14% transaction growth for the residential real estate market

•	Total Transactions per Average Principal Agent up 39% year-over-year

•	Gross Transaction Value (“GTV”) of $43.8 billion, up 75% year-over-year

•	Compass national market share was 5.2% in 1Q21, up from 3.8% in 1Q20

1Q21 Platform Highlights:

•	Total sessions on platform increased 120% year-over-year

•	Ratio of daily active users to weekly active users (“DAU/WAU”) was 69%, up 7 percentage points from the prior year period

•	New product introductions included Business Tracker, an enhanced Likely to Sell tool, and transaction management via the acquisition of Glide in early May

Guidance for 2Q21 and FY2021:

•	2Q21: Revenue of $1.5 - $1.6 billion. Adjusted EBITDA of $(10) - $10 million.

•	FY2021: Revenue of $5.35 - $5.55 billion. Adjusted EBITDA of $(245) - $(225) million.

New York, NY - May 12, 2021 - Compass, Inc. (NYSE: COMP), a leading real estate technology company, today announced financial results for the first quarter ending March 31, 2021. The company delivered strong revenue growth and improving Adjusted EBITDA as agents increasingly utilized Compass’ proprietary platform to better serve their clients and grow their businesses. In addition, the company is providing guidance for the second quarter of 2021 and for the full year 2021.

[1]

For the three months ended March 31, 2021, Non-GAAP Net Loss of $63.9 million represents Net Loss of $212.4 million adjusted for a one-time acceleration of stock-based compensation expense of $148.5 million in connection with the IPO.

“I am thrilled by Compass’ outstanding first quarter financial and operational results, our first as a public company. In Q1, we executed against our growth strategy, thoughtfully expanded our business geographically and added new functionality to our end-to-end platform for agents,” said Robert Reffkin, Founder, Chairman and CEO of Compass. “Throughout the quarter our platform has allowed Compass agents to close more transactions and sell homes in fewer days than the industry average. Our platform is driving these outsized results as it helps our agents grow their business. This can be seen in our results as we grew faster than the residential real estate market. While the market grew transactions by 14% in Q1, Compass grew Total Transactions by 67% and transactions per principal agent by 39%.”

Financial Highlights

•	Revenue increased by 80% year-over-year to $1.1 billion in 1Q21, and showed Compass agents’ ability to gain share in a robust housing market.

•

GAAP Net Loss of $212 million includes a one-time non-cash charge of $149 million for stock-based compensation in connection with the Company’s IPO. Excluding this charge, Non-GAAP Net Loss was $64 million, an improvement of $69 million year-over-year.

•	GAAP Net Loss margin was (19.1%), compared to (21.4%) in 1Q20

•	Adjusted EBITDA of $(31) million, compared to $(102) million in 1Q20.

•	Adjusted EBITDA margin was (2.7%) of revenue in 1Q21, compared to (16.5%) in 1Q20, an improvement of 13.8 percentage points

•

Commissions and Other related expense (“C&O”) was $942 million in 1Q21, or 84.6% of revenue, which includes a one-time non-cash charge for stock-based compensation in connection with the Company’s IPO. Non-GAAP C&O, excluding stock-based compensation, was $898 million, or 80.6% of revenue, an improvement of 80 basis points compared to 1Q20.[2]

Operational Highlights

•

Average Number of Principal Agents in 1Q21 was 9,812, an increase of 602 from 4Q20 and 1,661 from 1Q20. The increase in average principal agents was 20% compared to 1Q20. The principal agent additions came in both new and existing markets.

[2]	A reconciliation of GAAP to Non-GAAP financial statement line items can be found within the financial statement tables included within this press release.

•

Compass agents closed 40,268 Total Transactions in 1Q21, up 67% year-over-year, faster than the 14% transaction growth for the residential real estate market.[3] This was the highest number of transactions for a first quarter in Compass’ history and was the third highest quarterly level of transactions ever. Transactions per Principal Agent increased 39% year-over-year.

•

GTV of $43.8 billion increased by 75% year-over-year.[4] This was a record for a first quarter, reflecting strong transaction volume, higher average transaction values, and higher productivity per principal agent.

•	In 1Q21, Compass entered 3 new markets (Rhode Island, Delaware, and Tampa, FL), bringing total markets served to 47 at the end of the quarter.

•	Compass national market share[5] was 5.2% in 1Q21, up from 3.8% in 1Q20.

Platform Highlights

•

In 1Q21, total sessions on the platform grew by 120% year-over-year as both agents and their clients saw the advantages of discovering, collaborating, and transacting for home purchases and sales in a digital setting.

•	Ratio of daily active users to weekly active users (“DAU/WAU”) was 69%, up 7 percentage points from the prior year period.

•	91% of our agent teams used our proprietary technology platform weekly, up 5 percentage points from the prior year period.

•	New product introductions included Business Tracker and enhancements to Likely to Sell among others.

•

Business Tracker is a “digital whiteboard” where agents can manage every transaction they are currently working on in one place. It provides agents with a single view of their pipeline, from leads to active clients to closed deals.

•

Likely to Sell is Compass’ AI-powered recommendation engine, which predicts properties that are likely to sell in the future. It works directly with our agents’ CRM and incorporates data like property details, listing and pricing history, mortgage status, location and demographics to assign a “likely to sell” rating for a property in the next 12 months. Agents are then alerted to reach out to their highest scoring contacts, helping them to win the listing before the competition.

•

In May 2021, Compass acquired Glide, a fast-growing software services business, to accelerate our ability to offer critical transaction management tools to Compass and non-Compass agents across the U.S.

[3]

We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represented the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. 14% figure based on NAR data as of March 2021.

[4]

Gross Transaction Value is the sum of all closing sale prices for homes transacted by agents on the Compass platform (excluding rental transactions). We include the value of a single transaction twice when our agents serve both the home buyer and home seller in the transaction.

[5]

We calculate our market share by dividing our Gross Transaction Value, or the total dollar value of transactions closed by agents on our platform, by two times (to account for the sell-side and buy-side of each transaction) the aggregate dollar value of U.S. existing home sales as reported by NAR.

Guidance

•	2Q21 Revenue of $1.5 billion to $1.6 billion.

•	2Q21 Adjusted EBITDA of $(10) million to $10 million.

•	FY2021 Revenue of $5.35 billion to $5.55 billion.

•	FY2021 Adjusted EBITDA of $(245) million to $(225) million.

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net Loss because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call Information

Management will conduct a conference call to discuss the first quarter results and outlook for 2021 at 4:30 PM ET on May 12, 2021. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass Inc. 1Q21 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call’s completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Safe Harbor Statement

This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Compass and its market opportunity, including expected financial results for the second quarter and full year of 2021, expectations regarding the impact of the COVID-19 pandemic on our business and industry, and expectations for our future investment in our business. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Compass as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our rapid growth and rate of growth; our net losses and ability to achieve or sustain profitability in the future; our ability to innovate and continuously improve and expand our platform; the impact of the COVID-19 pandemic on our business; our ability to compete successful in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; our ability to expand our business and offer additional adjacent services; fluctuation of our quarterly results and other operating metrics; our ability to successfully complete acquisitions and integrate target companies; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of COVID-19 on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Prospectus filed with the SEC on April 1, 2021 and our other SEC filings, which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Compass on the date hereof, and Compass assumes no obligation to update such statements.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Non-GAAP Net Loss, Non-GAAP Commissions and Other related expense (“Non-GAAP C&O”), Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures, in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP. Compass uses Non-GAAP Net Loss, Non-GAAP C&O, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Non-GAAP Net Loss, Non-GAAP C&O, Adjusted EBITDA and Adjusted EBITDA Margin are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Non-GAAP Net Loss, Non-GAAP C&O, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, therefore you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Because of these limitations, you should consider Non-GAAP Net Loss, Non-GAAP C&O, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss and our other GAAP results. In evaluating Non-GAAP Net Loss, Non-GAAP C&O, Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Non-GAAP Net Loss, Non-GAAP C&O, Adjusted EBITDA and Adjusted EBITDA Margin should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Non-GAAP Net Loss, Non-GAAP C&O, Adjusted EBITDA and Adjusted EBITDA Margin. Non-GAAP Net Loss, Non-GAAP C&O, Adjusted EBITDA and Adjusted EBITDA Margin are not presented in accordance with GAAP and the use of these terms varies from others in our industry.

Reconciliations of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review these reconciliations.

About Compass

Founded in 2012, Compass is a leading real estate technology company, providing an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

Investor Contact

Ben Barrett

ben.barrett@compass.com

Media Contact

Chris O’Brien

chris.obrien@compass.com

212 913 9058    |    90 Fifth Avenue, New York, New York 10011    |    compass.com

Compass, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$329.6	$440.1
Accounts receivable, net of allowance	58.3	54.8
Compass Concierge receivables, net of allowance	48.3	49.5
Other current assets	66.0	54.9

Total current assets	502.2	599.3
Property and equipment, net	144.2	141.7
Operating lease right-of-use assets	436.6	426.6
Intangible assets, net	79.2	45.6
Goodwill	154.5	119.8
Other non-current assets	50.5	32.1

Total assets	$1,367.2	$1,365.1

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$39.9	$36.6
Commissions payable	55.3	62.0
Accrued expenses and other current liabilities	128.2	106.8
Current lease liabilities	73.3	68.1
Concierge credit facility	10.2	8.4

Total current liabilities	306.9	281.9
Non-current lease liabilities	441.8	435.9
Other non-current liabilities	26.7	23.5

Total liabilities	775.4	741.3

Convertible preferred stock	1,419.1	1,486.7

Stockholders’ Deficit
Common stock	—	—
Additional paid-in capital	486.0	238.0
Accumulated deficit	(1,313.3)	(1,100.9)

Total stockholders’ deficit	(827.3)	(862.9)

Total liabilities, convertible preferred stock and stockholders’ deficit	$1,367.2	$1,365.1

Compass, Inc.

Condensed Consolidated Statements of Operations

(In millions, except share and per share data, unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$1,113.9	$619.9
Operating expenses:
Commissions and other related expense (1)	942.2	508.8
Sales and marketing (1)	111.3	106.5
Operations and support (1)	70.0	61.1
Research and development (1)	96.6	38.8
General and administrative (1)	92.9	26.5
Depreciation and amortization	13.5	12.4

Total operating expenses	1,326.5	754.1

Loss from operations	(212.6)	(134.2)
Investment income, net	—	1.5
Interest expense	(0.5)	—

Loss before income taxes	(213.1)	(132.7)
Benefit from income taxes	0.7	—

Net loss	$(212.4)	$(132.7)

Net loss per share attributable to common shareholders, basic and diluted	$(1.67)	$(1.22)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	126,917,284	108,764,426

(1)	Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	IPO Related Expense	Other Expense	Total
Commissions and other related expense	$41.7	$2.9	$44.6	$4.1
Sales and marketing	1.8	7.2	9.0	2.9
Operations and support	3.1	1.9	5.0	0.8
Research and development	46.9	2.6	49.5	0.5
General and administrative	55.0	4.4	59.4	2.8

Total stock-based compensation expense	$148.5	$19.0	$167.5	$11.1

Compass, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net loss	$(212.4)	$(132.7)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13.5	12.4
Stock-based compensation	167.5	11.1
Change in acquisition related contingent consideration	(3.2)	0.7
Bad debt expense	3.0	6.3
Amortization of debt issuance costs	0.3	—
Changes in operating assets and liabilities:
Accounts receivable	(2.0)	(8.1)
Compass Concierge receivables	(0.7)	(60.8)
Other current assets	(10.7)	3.8
Other non-current assets	(7.4)	(4.2)
Operating lease right-of-use assets and operating lease liabilities	1.1	11.8
Accounts payable	(3.9)	(5.4)
Commissions payable	(7.9)	1.5
Accrued expenses and other liabilities	15.5	(4.1)

Net cash used in operating activities	(47.3)	(167.7)

Investing Activities
Proceeds from sales and maturities of marketable securities	—	17.3
Capital expenditures	(10.0)	(9.3)
Payments for acquisitions, net of cash acquired	(59.2)	(0.3)

Net cash (used in) provided by investing activities	(69.2)	7.7

Financing Activities
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	1.0
Proceeds from exercise and early exercise of stock options	14.4	0.2
Proceeds from drawdowns on Concierge credit facility	6.3	—
Repayments of drawdowns on Concierge credit facility	(4.5)	—
Payments of contingent consideration related to acquisitions	(6.3)	—
Payments of debt issuance costs for the Revolving Credit and Guaranty Agreement	(1.4)	—
Payments of deferred offering costs	(2.5)	—

Net cash provided by financing activities	6.0	1.2

Net decrease in cash and cash equivalents	(110.5)	(158.8)
Cash and cash equivalents at beginning of period	440.1	491.7

Cash and cash equivalents at end of period	$329.6	$332.9

Compass, Inc.

Net Loss to Adjusted EBITDA Reconciliation

(In millions, unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(212.4)	$(132.7)
Adjusted to exclude the following:
Depreciation and amortization	13.5	12.4
Investment income, net	—	(1.5)
Interest expense	0.5	—
Stock-based compensation	167.5	11.1
Benefit from income taxes	(0.7)	—
Restructuring charges (1)	—	6.6
Acquisition-related expenses (2)	1.0	2.0

Adjusted EBITDA	$(30.6)	$(102.1)

(1)

For the three months ended March 31, 2020, restructuring charges included $5.4 million in severance expense and $1.2 million in lease termination costs. The Company did not recognize any restructuring charges during the three months ended March 31, 2021.

(2)

For the three months ended March 31, 2021 and 2020, acquisition-related expenses includes a $(3.2) million gain and a $0.7 million loss, respectively, as a result of changes in the fair value of contingent consideration and $4.2 million and $1.3 million, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods.

Compass, Inc.

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In millions, unaudited)

	Three Months Ended March 31, 2021
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$942.2	$111.3	$70.0	$96.6	$92.9
Adjusted to exclude the following:
Stock-based compensation	(44.6)	(9.0)	(5.0)	(49.5)	(59.4)
Acquisition-related expenses	—	—	(1.0)	—	—

Non-GAAP Basis	$897.6	$102.3	$64.0	$47.1	$33.5

	Three Months Ended March 31, 2020
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative
GAAP Basis	$508.8	$106.5	$61.1	$38.8	$26.5
Adjusted to exclude the following:
Stock-based compensation	(4.1)	(2.9)	(0.8)	(0.5)	(2.8)
Restructuring charges	—	(2.7)	(2.8)	(0.7)	(0.4)
Acquisition-related expenses	—	—	(2.0)	—	—

Non-GAAP Basis	$504.7	$100.9	$55.5	$37.6	$23.3